[SMH Draft 3/5/2007 Press Release Announcing Agreement]


Euronet
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                                                                              News Release
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    Corporate Headquarters              For Immediate Release                                           Date: March 8, 2007
4601 College Boulevard, Suite 300
   Leawood, Kansas 66211 USA
     +1-913-327-4200
                                        Media and Investor
                                        Relations Contact:     Shruthi Dyapaiah  1-913-327-4225   sdyapaiah@euronetworldwide.com

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     Euronet Worldwide Announces Offering of $159.36 Million of Common Stock

LEAWOOD, KANSAS--March 8, 2007--Euronet Worldwide, Inc. (NASDAQ: EEFT), a leading electronic payments provider, announced that today it entered into a definitive agreement with several institutional investors in a private placement transaction to issue and sell 6,374,528 shares of its common stock. Euronet expects the private placement to close March 12, 2007, subject to customary closing conditions.

The common shares were offered at a price of $25.00 per share for a gross offering proceeds of $159.36 million. Euronet currently anticipates using the proceeds from the private placement for future acquisitions and other general corporate purposes. One of the acquisition candidates being considered, which is complimentary to one of Euronet's divisions, would represent a significant acquisition for Euronet. That particular candidate is running an auction process and Euronet is considering whether to submit a bid, which would only be made if it is with a strategic joint venture partner. If such a joint venture is formed and is the successful bidder in that auction, Euronet's part of the consideration would include cash and assumption of liabilities and would be funded through a combination of the proceeds of the Offering and available cash and potential borrowings. The financial impact of this acquisition on us is difficult to predict because it would depend on the purchase price, the cost of any debt acquisition financing, the synergies and other financial benefits from the acquisition and the structure of the joint venture. Accordingly, it is possible that the transaction may be dilutive to our earnings per share in the early term of the investment. There can be no assurance that Euronet will make a bid in the auction, or if made, that Euronet will be successful in completing the transaction. Until the proceeds are utilized as described above, they will be invested in short term investments. Therefore, while so invested and based on current short term interest rates, this private placement is not expected to result in dilution to Euronet's first quarter 2007 earnings per share as discussed in our press release dated February 20, 2007.

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The offering was made only to accredited investors in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D promulgated under the Securities Act. The securities offered in the private placement were not offered by any form of general solicitation or general advertising. The securities offered have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

                           Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Such forward-looking statements include the expectations, plans or prospects for Euronet, including whether or not Euronet will consummate the private placement, the anticipated terms of the securities to be offered, and the anticipated use of proceeds of the offering. The statements made by Euronet are based upon


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management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond Euronet's control and the risk factors and other cautionary statements discussed in Euronet's filings with the U.S. Securities and Exchange Commission (the "SEC") including but not limited to Euronet's Annual Report on Form 10-K for the period ended December 31, 2006. Copies of this filing may be obtained by contacting Euronet or the SEC. Euronet does not intend to update these statements and undertakes no duty to any person to effect any such update under any circumstances.